Exhibit 99.B(h)(4)

SCHEDULE D

TO THE AMENDED AND RESTATED

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

SEI INSTITUTIONAL INVESTMENTS TRUST

AND

SEI INVESTMENTS GLOBAL FUNDS SERVICES

DATED AS OF DECEMBER 10, 2003

AS AMENDED SEPTEMBER 16, 2004, JUNE 23, 2006, DECEMBER 7, 2006 and DECEMBER 5, 2007

Portfolios:

This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund
Small Cap Fund
International Equity Fund
Emerging Markets Equity Fund
Core Fixed Income Fund
High Yield Bond Fund
Large Cap Index Fund
Large Cap Disciplined Equity Fund
Large Cap Diversified Alpha Fund
Small/Mid Cap Equity Fund
Long Duration Fund
Extended Duration Fund
Global Equity Fund
World Equity Ex-US Fund
Emerging Markets Debt Fund
Real Return Plus Fund
Global Managed Volatility Fund
Enhanced Income Fund
Screened World Equity Ex-US Fund

Fees:	Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund – Class A Shares	0.05%
Small Cap Fund – Class A Shares	0.05%
International Equity Fund – Class A Shares	0.05%
Emerging Markets Equity Fund – Class A Shares	0.05%
Core Fixed Income Fund – Class A Shares	0.05%
High Yield Bond Fund – Class A Shares	0.05%
Large Cap Index Fund – Class A Shares	0.05%

D-1

Emerging Markets Debt Fund – Class A Shares	0.05%
Large Cap Diversified Alpha Fund – Class A Shares	0.05%
Large Cap Disciplined Equity Fund – Class A Shares	0.05%
Small/Mid Cap Equity Fund – Class A Shares	0.05%
Long Duration Bond Fund – Class A Shares	0.05%
Extended Duration Bond Fund – Class A Shares	0.05%
Global Equity Fund – Class A Shares	0.05%
World Equity Ex-US Fund – Class A Shares	0.05%
Real Return Plus Fund – Class A Shares	0.05%
Global Managed Volatility Fund – Class A Shares	0.05%
Enhanced Income Fund – Class A Shares	0.05%
Screened World Equity Ex-US Fund – Class A Shares	0.05%

D-2